Exhibit 10(h)

Cabot Corporation

AMENDED AND RESTATED 2017 Long-Term Incentive Plan

NOTICE OF AMENDED AWARD TERMS

You are receiving this notice (the “Notice”) because you currently hold outstanding grants of stock options (“Options”), time-based restricted stock units (“TSUs”), and/or performance-based restricted stock units (“PSUs”, and together with the Options and TSUs, the “Outstanding Awards”) under the Company’s Amended and Restated 2017 Long-Term Incentive Plan (as amended from time to time, the “2017 Plan”). The purpose of this Notice is to inform you that the terms of your Outstanding Awards have been amended, effective as of November 10, 2023, to reflect the provisions relating to retirement vesting and other definitional changes that were included in the equity award grants that you received under the 2017 Plan on November 10, 2023 (the “FY 2024 Grants”).

For purposes of your Outstanding Awards, “Retirement” means your attainment of age sixty (60) and completion of ten (10) years of continuous Employment with the Company, provided that you have also given the Company six (6) months’ advance notice of your intent to retire.

Please review the terms and conditions of the FY 2024 Grants for a complete description of the retirement vesting provision. Other than with respect to the changes described in this Notice, the terms of your Outstanding Awards shall remain in full force and effect.

Thank you for your continued contributions to the Company.

_____________________________________

Sean D. Keohane

President & Chief Executive Officer

[Signed Electronically] [Acceptance Date]

_____________________________________ ________________________________

Electronic Signature Acceptance Date